Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-71510 and Form S-4 No. 333-103362) of IMC Global Inc. and in the related Prospectuses of our report, dated January 27, 2003, except for Note 5, as to which the date is February 21, 2003, with respect to the consolidated financial statements of IMC Phosphates Company included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

Ernst & Young LLP

Chicago, Illinois
March 17, 2003

Return to IMC Phosphates Company Form 10-K